                                                                  RULE 424(b)(3)
                                                      REGISTRATION NO. 333-36556

                                   PROSPECTUS

                                   ----------

                                ZIXIT CORPORATION

                                3,055,557 SHARES
                                  COMMON STOCK

                                   ----------

         This prospectus relates to an offering of up to 3,055,557 shares of our common stock, par value $.01 per share, acquired pursuant to a Common Stock and Warrant Purchase Agreement, dated April 11, 2000, by and between us and H. Wayne Huizenga and his affiliates and assigns.

         The common stock being registered is being offered for the account of those security holders described under "Selling Shareholders" beginning on page
8. We will not receive any proceeds from the sale of the shares of common stock offered under this prospectus.

         The shares may be offered in transactions on the NASDAQ Stock Market, in negotiated transactions, or through a combination of methods of distribution, at prices relating to the prevailing market prices, at negotiated prices or at fixed prices that may be changed. Please see "Plan of Distribution" on page 11.

         Our common stock is quoted on the NASDAQ Stock Market under the symbol "ZIXI". On July 3, 2001, the last sale price of our common stock, as reported on NASDAQ, was $9.65 per share.

                                   ----------

   THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES
      ONLY IF YOU CAN AFFORD A LOSS OF ALL OR A PORTION OF YOUR INVESTMENT.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                                   ----------

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                 ANY STATE SECURITIES COMMISSION HAS APPROVED OR
                 DISAPPROVED OF THESE SECURITIES OR PASSED UPON
                THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                  The date of this prospectus is July 6, 2001.

                                TABLE OF CONTENTS



ZixIt Corporation.................................................................................................1
Risk Factors......................................................................................................1
Documents Incorporated by Reference...............................................................................7
Where You Can Get More Information................................................................................8
Selling Shareholders..............................................................................................8
Plan of Distribution.............................................................................................11
Use of Proceeds..................................................................................................12
Legal Matters....................................................................................................12
Experts..........................................................................................................12





YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND NOT ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. NEITHER ZIXIT CORPORATION NOR ANY OF ITS REPRESENTATIVES HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. FURTHERMORE, NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER THE CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                                ZIXIT CORPORATION

         Historically, we operated in one industry segment, the provision of systems and solutions for the intelligent transportation, electronic security and other markets. Our operations included the design, manufacturing, installation and support of hardware and software products utilizing our wireless data and security technologies. The businesses comprising this industry segment were sold during 1997 and 1998.

         Since January 1999, we have been developing a digital signature and encryption technology and are developing a series of products and services that enhance privacy, security and convenience over the Internet. We did not begin to charge for the use of these products and services until the first quarter of 2001. ZixMail(TM) is a user friendly, secure document delivery service that enables Internet users worldwide to easily send and receive encrypted and digitally signed communications without changing their existing email systems or addresses.

         We were incorporated in Texas in 1988. Our executive offices are located at 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204-2911, and our telephone number is (214) 515-7300. Our Web site address is www.zixit.com. Information contained on our Web site is not a part of this prospectus. In this prospectus, "we", "us", "our" and "ZixIt" refer to ZixIt Corporation and its subsidiaries unless the context otherwise requires.

                                  RISK FACTORS

         The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (we refer to it as the "Exchange Act"). The words "expect," "estimate," "anticipate," "predict," "believe," "plan," "should," "goal" and similar expressions and variations thereof are intended to identify forward-looking statements. We caution you that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

         Before investing in our common stock offered by this prospectus, you should carefully consider the following risks and uncertainties, in addition to the other information contained or incorporated by reference in this prospectus. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of those risks or uncertainties or any of the risks and uncertainties described below actually occur, our business, financial condition, prospects, or results of operations could be materially and adversely affected. In that case, the trading price of the common stock offered in this prospectus could decline, and you may lose all or part of your investment.

         WE HAVE A LIMITED OPERATING HISTORY IN THE INTERNET ARENA.

         Our products and services are targeted at the new and rapidly evolving markets for secure Internet communications and e-commerce. Although the competitive environment in these markets has yet to fully develop, we anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new products and service introductions and other market activities of industry participants.

         We have only a limited operating history in the Internet arena on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks and uncertainties encountered by other Internet companies in the early stages of development. These risks and uncertainties are often more pronounced for companies in new and rapidly evolving markets, particularly Internet-related businesses.

         OUR SUCCESS DEPENDS ON THE TIMELY DEVELOPMENT OF OUR PRODUCTS AND SERVICES.

         We must be able to successfully and timely develop our products and services. The commercial version of ZixMail was first released in March 2000. Our new Internet secure-messaging portal - ZixMail.net(TM) - was first opened at the end of July 2000. We have not earned any significant revenues from our ZixMail products or services, although we first began charging for these products and services in the first quarter of 2001. ZixCharge(TM) has not been commercially released.

         THE MARKET MAY NOT BROADLY ACCEPT OUR NEW PRODUCTS AND SERVICES, WHICH COULD ADVERSELY AFFECT OUR GROWTH PROSPECTS.

         We must be able to achieve broad market acceptance for our products and services. To our knowledge, there are currently no Internet secure-messaging services, such as ZixMail, that currently operate at the scale that we would require, at our current expenditure levels and proposed pricing, to become profitable from our secure-messaging operations. To reach a larger customer base for our secure-messaging products and services than we can reach through our direct sales and marketing efforts, we are pursuing collaborative relationships with third parties with large existing user bases to assist us in promoting our secure-messaging services. There is no assurance that we will be successful in entering into these relationships, or that if entered into, they will significantly assist us in obtaining large numbers of ZixMail users. Moreover, in any event, there is no assurance that enough paying users will ultimately be obtained to enable us to operate profitably.

         THERE ARE UNCERTAINTIES RELATING TO ZIXCHARGE.

         Since the commercial version of ZixCharge has not yet been released, there are currently no consumers or merchants using ZixCharge. As noted in our periodic filings with the Securities and Exchange Commission (we refer to it as the "SEC"), we have initiated litigation against Visa, which alleges that Visa set out to destroy our ability to market ZixCharge. We believe it is unlikely that any Visa member banks will enter into any ZixCharge related collaborative relationship until the Visa litigation is resolved. Moreover, the resolution of this litigation could have a material effect on our ability to market the ZixCharge system.

         WE HAVE NO SIGNIFICANT REVENUES.

         We currently have no significant revenues.

         WE FACE STRONG COMPETITION FROM NUMEROUS AND SOMETIMES LARGER COMPANIES THAT MAY BE ABLE TO DEVELOP AND INTRODUCE NEW PRODUCTS AND SERVICES THAT COULD RENDER OUR PRODUCTS AND SERVICES OBSOLETE OR NONCOMPETITIVE.

         We are a new entrant into the rapidly evolving secure Internet communications and e-commerce markets. We will be competing with larger companies that have access to greater capital, research and development, marketing, distribution and other resources than we do. In addition, the Internet arena is characterized by extensive research efforts and rapid product development and technological change that could render our products and services obsolete or noncompetitive. Our failure to develop and introduce new products and services successfully on a timely basis and to achieve market acceptance for those products and services could have a significant adverse effect on our business, financial condition and results of operations. We may decide, at any time, to delay, discontinue or not initiate the development and release of any one or more of our planned or contemplated products and services.

         Attempts have been made to define the size and nature of the market comprising secure Internet communications. A Robert W. Baird & Co. study of this market has coined the term "Secure e-Document Delivery Industry" to describe the activity and business within this sector. This report is instructive with respect to the competition within this market segment as it seeks to identify the market segments and to analyze the various participants. The analysis divides the secure e-document delivery industry into three segments: (1) email content management, (2) email statement creation and delivery and (3) secure messaging. The report identifies 26 companies that participate in one, two or three of these market segments. These companies include: Aladdin Knowledge Systems, CertifiedMail.com, click2send, Content Technologies, Critical Path, Disappearing, Inc., e-Docs, eLynx, ePage, e-Parcel, Hushmail, MessagingDirect, MicroVault, NetEx, PostX, Private Express, Slam Dunk Networks, SRA International, Ten Four AB, Trend Micro, Tumbleweed Communications, United Parcel Service, ValiCert, Xenos, ZipLip and ZixIt. Not included in this listing are PGP (Pretty Good Privacy), a division of Network Associates, and SigabaSecure.

         While several of these companies participate in two or three of the market segments listed above, more than half -- 14 companies, including ZixIt -- focus only on the secure messaging segment. The report notes that this field is crowded because the technological requirements to compete in this space are widely available -- like public key infrastructure and encryption, as well as standard Internet and email protocols. While many of these companies compete with us, some of these companies do not. For example, although Slam Dunk Networks delivers messages securely, it does so within an enterprise-to-enterprise environment - the automated exchange of purchase orders between business partners, for example. Today, we participate primarily in the Desktop-to-Desktop market allowing individuals to transmit items like contracts, spreadsheets and other sensitive documents that are prepared on an ad hoc basis. Competition in this market includes, but is not limited to, CertifiedMail, Hushmail, PGP, Private Express, SigabaSecure and ZipLip.

         Although the foregoing analysis attempts to categorize and classify the secure e-document delivery market into specific niches, it is far too early in the evolution of this industry to accurately portray its structure. What may be viewed today as competitive relationships between two or more participants may, in the near future, become collaborative relationships. Thus, while assessment of the competition is a fundamental part of this analysis, the fluid nature of the evolving technology in this market could produce alliances between apparent competitors that are impossible to predict today.

         SECURITY INTERRUPTIONS TO OUR SECURE DATA CENTER COULD DISRUPT OUR BUSINESS, AND ANY SECURITY BREACHES COULD EXPOSE US TO LIABILITY AND NEGATIVELY IMPACT CUSTOMER DEMAND FOR OUR PRODUCTS AND SERVICES.

         Our business depends on the uninterrupted operation of our secure data center. We must protect this center from loss, damage or interruption caused by fire, power loss, telecommunications failure or other events beyond our control. Any damage or failure that causes interruptions in our secure data center operations could materially harm our business, financial condition and results of operations.

         In addition, our ability to issue digitally-signed certified time-stamps and public encryption codes in connection with our ZixMail service and deliver messages through our ZixMail.net message portal depends on the efficient operation of the Internet connections between customers and our data center. We depend on Internet service providers efficiently operating these connections. These providers have experienced periodic operational problems or outages in the past. Any of these problems or outages could adversely affect customer satisfaction.

         Furthermore, it is critical that our facilities and infrastructure remain secure and the market perceives them to be secure. Despite our security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, attacks by hackers or similar disruptive problems. It is possible that we may have to use additional resources to address these problems. Messages sent through our ZixMail.net message portal will reside, for a user-specified period of time, in our data center facilities. Also, our planned ZixCharge business will retain certain confidential customer information in our data center facilities. Any physical or electronic break-ins or other security breaches or compromises of this information could expose us to significant liability, and customers could be reluctant to use our Internet-related products and services.

         WE DEPEND ON KEY PERSONNEL.

         We depend on the performance of our senior management team and other key employees, particularly highly skilled technical and sales and marketing personnel. Our success also depends on our ability to attract, retain and motivate these individuals. There is competition for these personnel, and we face a tight employment market in general. There are no agreements with any of our personnel that prevent them from leaving us at any time. In addition, we do not maintain key person life insurance for any of our personnel. The loss of the services of any of our key employees or our failure to attract, retain and motivate key employees could harm our business.

         OUR PRODUCTS AND SERVICES COULD CONTAIN UNKNOWN DEFECTS OR ERRORS.

         Any of ZixMail, ZixMail.net message portal or ZixCharge could contain undetected defects or errors. Despite our testing, defects or errors may occur, which could result in loss of or delay in revenues, failure to achieve market acceptance, diversion of development resources, injury to our reputation, litigation claims, increased insurance costs or increased service and warranty costs. Any of these could harm our business.

         PUBLIC KEY CRYPTOGRAPHY TECHNOLOGY IS SUBJECT TO RISKS.

         Our products and services employ, and future products and services may employ, public key cryptography technology. With public key cryptography technology, a user has a public key and a private key, which are used to encrypt and decrypt messages. The security afforded by this technology depends, in large measure, on the integrity of a user's private key, which is dependent, in part, on the application of certain mathematical principles. The integrity of a user's private key is predicated on the assumption that it is difficult to mathematically derive a user's private key from the user's related public key. Should methods be developed that make it easier to derive a user's private key, the security of encryption products using public key cryptography technology would be reduced or eliminated and such products could become unmarketable. This could require us to make significant changes to our products, which could damage our reputation and otherwise hurt our business. Moreover, there have been public reports of the successful decryption of certain encrypted messages. This, or related, publicity could affect public perception of the security afforded by public key cryptography technology, which could harm our business.

         GOVERNMENT REGULATION COULD NEGATIVELY IMPACT OUR ABILITY TO MARKET AND SELL OUR PRODUCTS.

         Exports of software products using encryption technology are generally restricted by the U.S. government. Although we have obtained U.S. government approval to export our ZixMail product to almost all countries in the world, the list of countries to which ZixMail cannot be exported could be revised in the future. Furthermore, some foreign countries impose restrictions on the use of software products using encryption technology, such as the ZixMail product. Failure to obtain the required governmental approvals would preclude us from selling the ZixMail product in international markets.

         OUR PRODUCTS MAY NOT MEET OR BECOME GENERALLY ACCEPTED STANDARDS OR BE COMPATIBLE WITH GENERALLY ACCEPTED STANDARDS, WHICH COULD ADVERSELY AFFECT OUR REVENUE GROWTH AND PROFITABILITY.

         There is no assurance that our products and services will become generally accepted standards or that they will be compatible with any standards that become generally accepted.

         WE MAY HAVE TO DEFEND OUR INTELLECTUAL PROPERTY RIGHTS THAT WE USE IN OUR PRODUCTS AND SERVICES, WHICH COULD BE DISRUPTIVE AND EXPENSIVE TO OUR BUSINESS.

         We may have to defend our intellectual property rights or defend against claims that we are infringing the rights of others. Intellectual property litigation and controversies are disruptive and expensive. Infringement claims could require us to develop non-infringing products or enter into royalty or licensing arrangements. Royalty or licensing arrangements, if required, may not be obtainable on terms acceptable to us. Our business could be significantly harmed if we are not able to develop or license the necessary technology. Furthermore, it is possible that others may independently develop substantially equivalent intellectual property, thus enabling them to effectively compete against us.

         WE MAY HAVE LIABILITY FOR INDEMNIFICATION CLAIMS ARISING FROM THE SALE OF OUR PREVIOUS BUSINESSES IN 1997 AND 1998.

         We disposed of our remaining operating businesses in 1997 and 1998. In selling those businesses, we agreed to provide customary indemnification to the purchasers of those businesses for breaches of representations and warranties, covenants and other specified matters. Although we believe that we have adequately provided for future costs associated with these indemnification obligations, indemnifiable claims could exceed our estimates.

         OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate in the future. Also, the market prices of securities of other Internet-related companies have been highly volatile and, as is well known, have declined substantially and broadly over the past several months.

         WE MAY ENCOUNTER OTHER UNANTICIPATED RISKS AND UNCERTAINTIES IN THE INTERNET MARKET OR IN DEVELOPING NEW PRODUCTS AND SERVICES, AND WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN RESPONDING TO ANY UNANTICIPATED RISKS OR UNCERTAINTIES.

         There are no assurances that we will be successful or that we will not encounter other, and even unanticipated, risks. We discuss other operating, financial or legal risks or uncertainties in our periodic SEC filings. We are, of course, also subject to general economic risks.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We furnish our shareholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating information that we have already filed with the SEC, we are allowed to "incorporate by reference" in this prospectus information contained in those documents we have filed with them. These documents are considered to be part of this prospectus.

         We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholders sell all of the shares of common stock offered by this prospectus:

         o our Annual Report on Form 10-K, including audited financial statements, for our fiscal year ended December 31, 2000;

         o all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year covered by the Annual Report referred to above; and

         o the description of our common stock contained in our Registration Statement on Form 8-A, dated September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, will also be considered to be part of this prospectus and will automatically update and supersede the information contained in this prospectus.

         At your request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

                                  Steve M. York
                Senior Vice President and Chief Financial Officer
                                ZixIt Corporation
                            2711 North Haskell Avenue
                                Suite 2850, LB 36
                            Dallas, Texas 75204-2911
                            Telephone: (214) 515-7300

                       WHERE YOU CAN GET MORE INFORMATION

         We are delivering this prospectus to you in accordance with the United States securities laws. We have filed a registration statement with the SEC to register the common stock that a selling shareholder is offering to you. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information that is included in the registration statement.

         You may obtain a copy of the registration statement, or a copy of any other filing we have made with the SEC, directly from the SEC. You may either:

         o read and copy any materials we have filed with the SEC at the SEC's Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; or

         o visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy statements and other information regarding issuers that file electronically.

         You can obtain more information about the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

                              SELLING SHAREHOLDERS

         The shares of common stock being offered were acquired by each of the selling shareholders pursuant to a Common Stock and Warrant Purchase Agreement, dated April 11, 2000, and related Registration Rights Agreement (filed as exhibits to a Form 8-K which was filed with the SEC on April 12, 2000). The Common Stock and Warrant Purchase Agreement was amended on April 27, 2000 by letter agreement (filed as an exhibit to a Form 8-K filed with the SEC on May 3, 2000).

         The table below sets forth information with respect to the beneficial ownership of our common stock by the selling shareholders immediately prior to the offering and as adjusted to reflect the sale of shares of common stock pursuant to the offering. The table assumes that the selling shareholders sell all of the shares offered by them in the offering. We are unable, however, to determine the exact number of shares that will actually be sold or when or if these sales will occur. All information with respect to the beneficial ownership has been furnished by the selling shareholders. Of the 3,055,557 shares offered by this prospectus, 916,667 were issued and outstanding as of May 23, 2000, the date of the original prospectus, and 2,138,890 shares have been reserved for issuance by our company to the selling shareholders upon the exercise of outstanding warrants as set forth in the endnote to the following table.

         Except for H. Wayne Huizenga, who has been elected Vice Chairman of our Board of Directors, to our knowledge, none of the selling shareholders has had any position, office or other material relationship with us within the past three years.

         Each of the selling shareholders' beneficial ownership after the offering is less than 1% of our common stock, based on the 17,040,663 shares of our common stock outstanding on July 3, 2001. Beneficial ownership after the offering assumes all the shares that may be offered are sold.


                                                                BENEFICIAL OWNERSHIP PRIOR TO       BENEFICIAL OWNERSHIP
                                                                          OFFERING(1)                   AFTER OFFERING
                                                                          ----------                    --------------

        NAME OF BENEFICIAL OWNER                               NUMBER OF SHARES    SHARES TO BE SOLD   NUMBER OF SHARES
        ------------------------                               ----------------    -----------------   ----------------
1.      Andrew J. Sukawaty Revocable Trust dated                           6,943            6,943             0
        January 14, 2000
2.      Rosalie V. Arthur                                                  3,473            3,473             0
3.      Rosanne Badowski                                                   6,943            6,943             0
4.      John E. Berndt                                                     6,943            6,943             0
5.      Berrard Holdings Limited Partnership                              69,443           69,443             0
6.      Cris V. Branden                                                   13,890           13,890             0
7.      Kevin E. Brauer                                                    6,943            6,943             0
8.      Cascade Investment, L.L.C.                                        69,443           69,443             0
9.      William J. Conaty                                                  6,943            6,943             0
10.     Dennis D. Dammerman                                                6,943            6,943             0
11.     DBV Investments, L.P.                                             69,443           69,443             0
12.     John C. Esrey                                                      6,943            6,943             0
13.     William T. Esrey, Jr.                                              6,943            6,943             0
14.     David E. Fanta                                                     5,556            5,556             0
15.     David C. Feldman                                                   5,556            5,556             0
16.     Finally Limited Partnership                                       48,610           48,610             0
17.     Albert Fried, Jr.                                                 20,833           20,833             0
18.     Michael B. Fuller and Mary G. Fuller, Joint Tenants                6,943            6,943             0
19.     G Harry Huizenga Enterprises, L.L.C.                               6,946            6,946             0
20.     Troy L. Gabriel                                                    5,209            5,209             0
21.     H Family Limited Partnership                                     347,220          347,220             0
22.     H. Wayne Huizenga, Jr.                                           173,610          173,610             0
23.     H Wayne Huizenga Sr. Perpetual Trust Master Trust I               50,636           50,636             0
        Share A (dated December 23, 1999)
24.     H Wayne Huizenga Sr. Perpetual Trust Master Trust I               50,636           50,636             0
        Share B (dated December 23, 1999)
25.     H Wayne Huizenga Sr. Perpetual Trust Master Trust I               50,636           50,636             0
        Share C (dated December 23, 1999)
26.     H Wayne Huizenga SR Perpetual Trust Master Trust I                50,636           50,636             0
        Share D (dated December 23, 1999)
27.     Kris E. Hansel                                                     1,390            1,390             0
28.     Harris W. Hudson Limited Partnership(2)                          138,889          138,889             0
29.     Holly J. Hudson Limited Partnership(2)                            65,393           65,393             0
30.     Steven W. Hudson Limited Partnership(2)                           65,393           65,393             0
31.     Huizenga Family Foundation, Inc.                                  34,720           34,720             0
32.     Huizenga Investments Limited Partnership                          69,450           69,450             0
33.     Joseph H. Izhakoff                                                 1,390            1,390             0
34.     Jean Huizenga Enterprises, L.L.C.                                  6,943            6,943             0

                                                                BENEFICIAL OWNERSHIP PRIOR TO       BENEFICIAL OWNERSHIP
                                                                          OFFERING(1)                   AFTER OFFERING
                                                                          ----------                    --------------

        NAME OF BENEFICIAL OWNER                               NUMBER OF SHARES    SHARES TO BE SOLD   NUMBER OF SHARES
        ------------------------                               ----------------    -----------------   ----------------
35.     George D. Johnson, Jr.                                           138,889          138,889             0
36.     J.W. Croghan Trustee, JWC Trust dated December 28,                69,443           69,443             0
        1982
37.     Kevin F. Flynn June 21, 1992 Non-Exempt Trust                    368,080          364,580           3,500
38.     Kirk Holdings Limited Partnership                                 12,845           12,845             0
39.     Meljay C. Krause                                                   6,943            6,943             0
40.     Arthur A. Kurtze                                                   6,943            6,943             0
41.     October Capital, LLC(3)                                           69,450           69,450             0
42.     Lion Ventures LLC                                                  8,680            8,680             0
43.     LM Private Investments, L.P.                                       5,556            5,556             0
44.     Martha J Huizenga Holdings Limited Partnership                    34,723           34,723             0
45.     Michael S. Egan Grantor Retained Annuity Trust                     6,943            6,943             0
        F/B/O Riley Martin Michael Egan (dated April 30,
        1996)
46.     Michael S. Egan Grantor Retained Annuity Trust                     6,943            6,943             0
        F/B/O Teague Michael Thomas Egan (dated April 30,
        1996)
47.     Michael S. Egan Living Trust                                      72,220           72,220             0
48.     Gene Ostrow                                                        6,943            6,943             0
49.     Philip V. Petrocelli                                               6,943            6,943             0
50.     PKI Investment Company, L.L.C.                                   121,525          121,525             0
51.     Gary Reiner                                                        6,943            6,943             0
52.     Richard Rosenblatt                                                24,306           24,306             0
53.     John M. Samuels                                                    6,943            6,943             0
54.     Theodore H. Schell                                                 6,943            6,943             0
55.     John A. Schneider                                                 69,445           69,445             0
56.     Robin M. Segaul                                                      693              693             0
57.     Keith S. Sherin                                                    6,943            6,943             0
58.     Donald R. Sinclair                                                 5,556            5,556             0
59.     Thistle Hill Partners, Ltd.                                        5,556            5,556             0
60.     William T. Esrey, Trustee U/T/A dated December 12,                69,450           69,450             0
        1985, F/B/O William T. Esrey
61.     I. Benjamin Watson, III                                            6,943            6,943             0
62.     Weezor I Limited Partnership                                     173,608          173,608             0
63.     John F. Welch                                                     69,450           69,450             0
64.     Wincrest Ventures, L.P.                                           55,556           55,556             0
65.     Peter W. Wright                                                   69,443           69,443             0
66.     LKL Partners, a Florida general partnership                       50,379           50,379             0

(1) The stated numbers include shares directly owned as well as shares issuable upon the exercise of certain warrants issued pursuant to the Common Stock and Warrant Purchase Agreement. Of the shares included in the table, 916,667 shares are issuable pursuant to warrants (held pro-rata by the selling shareholders) that first became exercisable on May 1, 2000, and 1,222,223 shares are issuable pursuant to warrants (held pro-rata by the selling shareholders) that first became exercisable on May 1, 2001.

(2)      Transferred from original named Selling Shareholders on October 20,
         2000.

(3)      Transferred from original named Selling Shareholder on October 9, 2000.

                              PLAN OF DISTRIBUTION

         The sale of shares offered in this prospectus by the selling shareholders or pledgees may be effected from time-to-time directly, or by one or more broker-dealers or agents, in one or more transactions on the NASDAQ Stock Market or other exchanges on which our common stock may be listed for trading, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         This prospectus also may be used, with our consent, by donees of the shares of common stock under circumstances requiring or making desirable its use. To the extent required, we will file, during any period in which offers or sales are being made, one or more supplements to this prospectus to set forth the names of donees of selling shareholders and any other material information with respect to the plan of distribution not previously disclosed.

         In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agents for the selling shareholder. Any broker-dealer that does this may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both, which compensation as to a particular broker-dealer may be in excess of customary compensation. To our knowledge, the selling shareholders have not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares offered hereby, nor do we know the identity of any brokers or market makers that will participate in the offering. In managing their investment in us, the selling shareholders could employ various methods involving hedging, short sales or loans or pledges of the shares covered by this prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for the applicable period under Regulation M of the Exchange Act prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may limit the timing of purchases and sales of the shares by the selling shareholders. All of the foregoing may affect the marketability of the shares.

         In order to comply with some states' securities laws, if applicable, our common stock will be sold in jurisdictions only through registered or licensed brokers or dealers. In some states, our common stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We will pay substantially all of the expenses incident to the offering of the shares by the selling shareholders to the public other than commissions, concessions and discounts of brokers, dealers or other agents.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the offering.


                                  LEGAL MATTERS

         The validity of the stock offered hereby will be passed upon for us by Ronald A. Woessner, our Senior Vice President, General Counsel and Secretary.


                                     EXPERTS

         The consolidated financial statements appearing in the Annual Report on Form 10-K for our fiscal year ended December 31, 2000, referred to under "Documents Incorporated by Reference" on page 7, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.